                                                                   EXHIBIT 99.02
                             PIXSTREAM INCORPORATED
                       STOCK OPTION PLAN OPTION AGREEMENT

                                 (KEY EMPLOYEE)


To:      [name]



Date:    [date] ("Grant Date")


Re:      PixStream Incorporated Key Employee Stock Option Plan


The options described below have been granted in accordance with the Key Employee Stock Option Plan for Pixstream Incorporated (the "Plan") a copy of which is provided herewith or has been previously provided to you and which has been approved by the Board of Directors and shareholders of PixStream Incorporated (the "Company").

This is to advise you that you are entitled to participate in the Plan and have been granted options to purchase [number] Class "A" Voting Common Shares (the "Shares") in the capital of the Company. The granting and the terms of the options granted in this Agreement are subject to such regulatory and other confirmations and approvals as may be required.

1.  The option price of the Shares is $[price] per share.

2. Your option may be exercised in whole or in part, subject to the vesting rules described below, at any time or from time to time, up to and including, but not after, [expiry] (the "Expiry Date") on which date your option, unless earlier terminated by reason of your death or ceasing to be a Participant (as defined in the Plan), shall expire:

        Vesting rules:
            Options to purchase 20% of the Shares will vest on each of the following dates:
                 a)  ninety days following the Grant Date; and
                 b) each of the first, second, third and fourth anniversaries of the Grant Date.

3. Notwithstanding paragraph 13 of the Plan, the period of 365 days as noted in the third line thereof is deemed for the purposes of this Agreement to be 180 days in the case of Disability or Retirement.

4. The terms and conditions of the Plan are hereby deemed to be incorporated into and to form part hereof. If there is a conflict between any provision of this Agreement and any provision of the Plan, the relevant provision of this Agreement is to prevail.

5. No share certificates representing such Shares shall be delivered until payment for the Shares has been made in full.

If you desire to accept this option, please so indicate in the space below. Please note that acceptance does not constitute an exercise of the option. Options must be exercised in accordance with the terms and conditions of the Plan by completing and submitting a notice of exercise substantially in the form of Schedule "A" annexed hereto addressed to the Company at its registered office to the attention of the Secretary, accompanied by payment in full of the option price of the Shares in respect of which the said option is then being exercised.

                                        PIXSTREAM INCORPORATED


                                        by:_________________________________


I hereby desire to accept the above option and agree to the terms and the conditions hereinbefore set forth including the terms and conditions of the Plan.


------------------------------------
(Name of Participant)

                                  SCHEDULE "A"

                             PIXSTREAM INCORPORATED

                         KEY EMPLOYEE STOCK OPTION PLAN
                               NOTICE OF EXERCISE

To:       The Secretary of PixStream Incorporated

Date:     _________________ ____, _____

Re:       PixStream Incorporated Stock Option Plan

I refer to the option granted to me on _______________ __, ______, pursuant to the PixStream Incorporated Key Employee Stock Option Plan and evidenced by a stock option plan agreement dated ________, wherein I was granted, subject to the terms of the stock option plan agreement, an option to subscribe for and purchase fully paid and non-assessable Class "A" Voting Common Shares in the capital of PixStream Incorporated (the "Company").

In the exercise of my rights under the said option, I hereby subscribe for _______ fully paid and non-assessable Class "A" Voting Common Shares in the capital of the Company at $_________ per share in lawful money of Canada, payment for which in the aggregate amount of $________ accompanies this subscription.

Will you please cause such shares to be certified and registered as follows:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert full name and address of purchaser including postal code)

and forward the relevant certificate or certificates to the registered holder at the address shown above.

                                        Yours very truly,

                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Name of Optionee - Please Print)

                                        ----------------------------------------
                                        (Capacity - complete only if other than
                                        the Participant (e.g. personal legal
                                        representative or trustee))